UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 8, 2014

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On December 8, 2014, Ashford Hospitality Prime, Inc. ("Ashford Prime" or the “Company”) provided an update regarding its share repurchase program announced on October 27, 2014. The Company reported it has repurchased 726,209 common shares and 176,000 common units in the period from November 4, 2014 up to and including December 5, 2014, at an average price of $17.35 per share for a total consideration of $15.7 million. As of December 4, 2014, the Company’s fully diluted share count was approximately 33.6 million shares.

Ashford Prime is authorized to repurchase up to $100 million of its common stock and common units convertible into common stock. Common shares may be purchased through a combination of a 10b5-1 automatic trading plan and discretionary purchases on the open market or in privately negotiated transactions. The amount and timing of any repurchases will be determined by a number of factors, including trading price, trading volume and general market conditions. The repurchase program may be suspended or discontinued at any time.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits
Exhibit Number        Description

99.1	Press release of the Company providing an update regarding its share repurchase program, dated December 8, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2014

ASHFORD HOSPITALITY PRIME, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel